    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 1994

                                                      REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             WEYERHAEUSER COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             WASHINGTON                             91-0470860
    (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                           TACOMA, WASHINGTON 98477
                                (206) 924-2345
      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                ---------------

                                SANDY D. MCDADE
                             WEYERHAEUSER COMPANY
                           TACOMA, WASHINGTON 98477
                                (206) 924-5272
    (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                   SERVICE)

                                ---------------

                                  COPIES TO:
                              FRANCIS J. MORISON
                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                              NEW YORK, NY 10017

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                            PROPOSED    PROPOSED
                                             MAXIMUM    MAXIMUM
                                 AMOUNT     OFFERING   AGGREGATE    AMOUNT OF
   TITLE OF EACH CLASS OF         TO BE     PRICE PER   OFFERING   REGISTRATION
 SECURITIES TO BE REGISTERED  REGISTERED(1)  UNIT(2)  PRICE(1)(2)      FEE
- -------------------------------------------------------------------------------
Debt Securities.............
Preferred Shares............  $790,000,000    100%    $790,000,000   $272,416
Preference Shares...........

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Or, if any Debt Securities are issued (a) with a principal amount denominated in a foreign currency, or a unit of two or more currencies, such principal amount as shall result (when added to the principal amount of other Debt Securities issued hereunder) in an aggregate initial offering price of all Debt Securities covered hereby equivalent to $790,000,000, or (b) at an original issue discount, such greater principal amount as shall result (when added to the principal amount of other Debt Securities issued hereunder) in aggregate proceeds to the registrant of the equivalent of $790,000,000.
(2) Estimated solely for the purpose of calculation of the registration fee.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
* Pursuant to Rule 429 of the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $210,000,000 in principal amount of the Registrant's debt securities remaining under Registration Statement on Form S-3 No. 33-59974, which was declared effective on April 15, 1993. The amount of securities being registered, together with the remaining debt securities registered under Registration Statement on Form S-3 No. 33-59974, represents the maximum amount of securities which are expected to be offered for sale.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS
(Subject to Completion Dated March 22, 1994)


                              Weyerhaeuser Company
                                Debt Securities
                               Preferred Shares
                               Preference Shares

                                  -----------

  Weyerhaeuser Company (the "Company") may offer from time to time its (i) debt securities (the "Debt Securities") (ii) preferred shares and (iii) preference shares, at an aggregate initial offering price not to exceed the equivalent of $1,000,000,000, on terms to be determined at the time of sale. The Debt Securities, preferred shares and preference shares are herein collectively referred to as the "Securities". As used herein, Debt Securities shall include Debt Securities denominated in U.S. dollars or, at the option of the Company if so specified in the accompanying Prospectus Supplement (the "Prospectus Supplement"), in any other currency, including composite currencies such as the European Currency Unit. If this Prospectus is being delivered in connection with a sale of Debt Securities, the specific designation, aggregate principal amount, maturity, rate and time of payment of any interest, purchase price, any terms for mandatory or optional redemption (including any sinking fund), any modification of the covenants and any other specific terms in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities"), are set forth in the accompanying Prospectus Supplement. If this Prospectus is being delivered in connection with a sale of preferred shares or preference shares, the specific designation, number of shares, purchase price and rights, preference and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms of conversion or exchange (if any), terms for mandatory or optional redemption (if any) and any other specific terms of the preferred shares or the preference shares in respect of which this Prospectus is being delivered (the "Offered Shares"), are set forth in the accompanying Prospectus Supplement. The Offered Debt Securities and the Offered Shares are herein collectively referred to as the "Offered Securities." The Prospectus Supplement also contains information about any listing of the Offered Securities on a securities exchange.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF  THIS PROSPECTUS. ANY  REPRESENTATION TO THE CONTRARY  IS A
     CRIMINAL OFFENSE.

                                  -----------

  The Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such underwriters may include Morgan Stanley & Co. Incorporated and/or Goldman, Sachs & Co. and/or other underwriters, acting alone or with other underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters are set forth in the Prospectus Supplement. If an agent of the Company or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                                  -----------

March   , 1994

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C.; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois; and 7 World Trade Center, New York, New York. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, at the office of the Midwest Stock Exchange, 440 South LaSalle Street, Chicago, Illinois, and at the office of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California or 618 South Spring Street, Los Angeles, California. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended, and to which reference is hereby made.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 26, 1993 filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act is incorporated by reference in this Prospectus.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company will provide without charge upon written or oral request, to each person to whom a copy of this Prospectus is delivered, a copy of the material described above (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Weyerhaeuser Company, Tacoma, Washington 98477,
Attention: Richard J. Taggart, Director of Investor Relations, telephone (206) 924-2058.

  IN CONNECTION WITH THE OFFERING OF CERTAIN SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH OFFERED SECURITIES OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  THE COMPANY

  Weyerhaeuser Company was incorporated in the state of Washington in January 1900, as Weyerhaeuser Timber Company. It is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products; real estate development and construction; and financial services. Its principal business segments include timberlands and wood products, pulp and paper products, real estate development and construction, and financial services.

                                USE OF PROCEEDS

  Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities offered hereby will be added to the Company's general funds and will be used for general corporate purposes, including working capital, capital expenditures, reduction of the Company's short-term debt or commercial paper presently classified as long-term debt and acquisitions. Pending such application, the net proceeds may be invested in marketable securities.

     RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
                   PREFERRED AND PREFERENCE SHARE DIVIDENDS

  The following table sets forth the ratios of earnings to fixed charges and earnings to fixed charges and preferred and preference share dividends for the Company for the periods indicated.

                                                                 YEAR
                                                       ------------------------
                                                       1993 1992 1991 1990 1989
                                                       ---- ---- ---- ---- ----
Ratio of earnings to fixed charges(1)................. 2.89 2.27 0.52 2.19 1.82
Ratio of earnings to fixed charges and preferred and
 preference share dividends(2)........................ 2.89 2.27 0.52 2.10 1.72

- --------
(1) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary item, effect of accounting changes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents which is deemed representative of an interest factor. This ratio excludes the interest paid on deposit accounts by Republic Federal Savings and Loan Association, a subsidiary of the Company acquired during 1985 and dissolved during 1992. If such interest is included, the ratio would be 2.89, 2.25, 0.57, 2.05 and 1.71 for the fiscal years ended December 26, 1993, December 27, 1992, December 29, 1991, December 30, 1990 and December 31, 1989, respectively. The ratio of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries is 4.02, 3.32, 0.61, 3.67 and
    3.92 for the fiscal years ended December 26, 1993, December 27, 1992, December 29, 1991, December 30, 1990 and December 31, 1989, respectively.

(2) For the purpose of calculating the ratio of earnings to fixed charges and preferred and preference share dividends, earnings consist of income before income taxes, extraordinary item, effect of accounting changes, fixed charges and preferred and preference share dividends. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents which is deemed representative of an interest factor. This ratio excludes the interest paid on deposit accounts by Republic Federal Savings and Loan Association, a subsidiary of the Company acquired during 1985 and dissolved during 1992. If such interest is included, the ratio would be 2.89, 2.25, 0.57, 1.97 and 1.63 for the fiscal years ended December 26, 1993, December 27, 1992, December 29, 1991, December 30, 1990 and December 31, 1989, respectively. The ratio of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries is 4.02, 3.32, 0.61, 3.32 and 3.30 for the fiscal years ended December 26, 1993, December 27, 1992, December 29, 1991, December 30, 1990 and December 31, 1989,
    respectively.

                         DESCRIPTION OF DEBT SECURITIES

  The Offered Debt Securities are to be issued in one or more series under an Indenture, dated as of April 1, 1986, as supplemented by the First Supplemental Indenture, dated as of February 15, 1991 and the Second Supplemental Indenture, dated as of February 1, 1993 (the "Indenture"), between the Company and Chemical Bank, as Trustee (the "Trustee"). A copy of the Indenture dated April 1, 1986 is filed as an exhibit to the Company's Annual Report on Form 10-K (File No. 1-4825) for the year ended December 28, 1986 and copies of the First Supplemental Indenture and the Second Supplemental Indenture have been filed as exhibits to the Company's Registration Statement on Form S-3 (No. 33-52982). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture. The numerical references in parentheses below are to provisions of the Indenture. Whenever a defined term is indicated, the definition thereof is contained in the Indenture.

GENERAL

  The Indenture does not limit the amount of debentures, notes or other evidences of indebtedness ranking pari passu with the Debt Securities which may be issued thereunder (such securities issued under the Indenture being herein referred to as "Debt Securities"). The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). The ECU is an accounting unit calculated as the weighted average of currencies of the European Community countries in which relative weights are derived based on each country's share in intra-European trade and output. Such weights are subject to periodic realignment upon the deviation of any such currency beyond its prescribed band of fluctuation. The ECU serves primarily as the accounting unit for the European Monetary System. Special United States federal income tax considerations applicable to any Debt Securities as denominated are described in the relevant Prospectus Supplement. The Debt Securities will be unsecured and will rank on a parity with any other unsecured and unsubordinated obligations of the Company.

  Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable;
(vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption or sinking fund provisions; (viii) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (ix) any other specific terms of the Offered Debt Securities, including additional events of default or covenants provided for with respect to such Debt Securities and any terms which may be required by or advisable under United States laws or regulations.

  Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. See "Description of Debt Securities-Global Securities" below. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture.

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities (bearing either no interest or bearing interest at a rate which at the time of issuance is below the prevailing market rate) to be sold at a substantial discount below their stated principal amount. Any special United States federal income tax and other considerations applicable to such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

  Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

GLOBAL SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

  The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its Participants (as defined below) deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions through electronic computerized book-entry changes in Participants' accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including one or more underwriters or agents of the Company), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to the Depositary and its Participants are on file with the Commission.

  Ownership of beneficial interests in a Registered Global Security registered in the name of Depositary (a "Book-Entry Note") will be limited to persons that have accounts with the Depositary ("Participants") or persons that may hold interests through Participants. Upon the issue of a Book-Entry Note, the Depositary will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective principal amounts of the Book-Entry Notes beneficially owned by such Participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary

(with respect to interests of Participants) and on the records of Participants (with respect to interests of persons holding through Participants).

  So long as the Depositary, or its nominee, is the registered owner of a Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Registered Global Security for all purposes under the Indenture or a Registered Global Security. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Book-Entry Notes represented by such Registered Global Securities registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes exchanged for Book-Entry Notes and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture or a Registered Global Security. The Company understands that under existing policy of the Depositary and industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Registered Global Security desires to give any notice or take any action (including, without limitation, any action pursuant to Section 5.7 of the Indenture) which a holder is entitled to give or take under the Indenture or a Registered Global Security, the Depositary would authorize the Participants holding the relevant beneficial interests to give such notice or take such action. Any beneficial owner that is not a Participant must rely on the contractual arrangements it has directly, or indirectly through its financial intermediary, with a Participant to give such notice or take such action.

  Payment of principal of and premium, if any, and interest on Notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Registered Global Security representing such Book-Entry Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal and premium, if any, and interest in respect of a Registered Global Security, will immediately credit the accounts of the Participants with payment in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of the Depositary. The Company also expects that payments by Participants to owners of beneficial interests in a Registered Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

  If (x) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, (y) the Company executes and delivers to the Trustee or its agent a Company Order to the effect that the Registered Global Securities shall be transferable and exchangeable for Certificated Notes or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Registered Global Securities will be transferable or exchangeable for Certificated Notes of like tenor and of an equal aggregate principal amount. Such Certificated Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Registered Global Securities.

CERTAIN RESTRICTIONS

  The following restrictions apply to the Offered Debt Securities unless the Prospectus Supplement provides otherwise.

  Limitation on Liens. The Indenture states that, unless the terms of any series of Debt Securities provide otherwise, if the Company or any Subsidiary shall issue, assume or guarantee any indebtedness for money borrowed ("Debt") secured by a mortgage, pledge, security interest or other lien ("Mortgage") upon or with respect to any timber or timberlands of the Company or such Subsidiary located in the States of Washington, Oregon, California, Arkansas or Oklahoma or any principal manufacturing plant of the Company or such Subsidiary located anywhere in the United States, the Company will secure or cause such Subsidiary to secure the Debt Securities equally and ratably with such Debt, unless the aggregate amount of all such Debt, together with all Attributable Debt (as defined) in respect of Sale and Lease-Back Transactions existing at such time (with the exception of transactions which are excluded as described in "Limitation on Sale and Lease-Back Transactions," below), would not exceed 5% of the shareholders' interest in the Company and its consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Company. The term "principal manufacturing plant" shall not include any manufacturing plant which in the opinion of the Board of Directors is not a principal manufacturing plant of the Company and its Subsidiaries. The exercise of the Board of Directors' discretion in determining which of the Company's plants are "principal manufacturing plants" could have the effect of limiting the application of the limitation on liens. The following types of transactions shall not be deemed to create Debt secured by a Mortgage: (a) the sale, Mortgage or other transfer of timber in connection with an arrangement under which the Company or a Subsidiary is obligated to cut such timber or a portion thereof in order to provide the transferee with a specified amount of money however determined; and (b) the Mortgage of any property of the Company or any Subsidiary in favor of the United States, or any State, or any department, or agency or instrumentality of either, to secure partial, progress, advance or other payments to the Company or any Subsidiary pursuant to the provisions of any contract or statute.

  Such limitation will not apply to (a) Mortgages upon or with respect to any property of a Subsidiary securing Debt of such Subsidiary to the Company or another Subsidiary; (b) Mortgages upon or with respect to any property acquired, constructed or improved by the Company or any Subsidiary which are created, incurred or assumed contemporaneously with, or within 90 days after, such acquisition or improvement or secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, provided that in the case of construction or improvement, the Mortgage shall not apply to any property theretofore owned by the Company or any Subsidiary other than unimproved real property on which the property so constructed, or the improvement, is located; (c) Mortgages upon or with respect to any property existing at the time of acquisition thereof; or (d) any extension, renewal or replacement of any of the Mortgages described in (b) and
(c), not in excess of the principal amount of such Debt and limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced. (Section 3.6)

  Limitation on Sale and Lease-Back Transactions. The Indenture states that, unless the terms of any series of Debt Securities provide otherwise, neither the Company nor any Subsidiary may enter into any arrangement with any person providing for the leasing by the Company or Subsidiary of any real property in the United States (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or Subsidiary to such person (herein referred to as a "Sale and Lease-Back Transaction"), unless the aggregate amount of all Attributable Debt with respect to such transactions together with all Debt upon property described under "Limitation on Liens," above (with the exception of Debt which is excluded as described therein) would not exceed 5% of the shareholders' interest in the Company and its consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Company. (Sections 3.6 and 3.7)

  Such limitation will not apply to any Sale and Lease-Back Transaction if (a) the Company or such Subsidiary would be entitled to incur Debt secured by a Mortgage on the property to be leased without equally and ratably securing the Debt Securities as described in "Limitation on Liens," above or (b) the Company, within 90 days of the effective date of any such Sale and Lease-Back Transaction, applies an amount equal to the fair value (as determined by the Board of Directors of the Company) of the property so leased to the retirement of Debt incurred or assumed by the Company which by its terms matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such Debt. (Section 3.7)

  Other than the above-described restrictions, there are no covenants or provisions within the Indenture that may afford debt holders protection in the event of a highly leveraged transaction. Any such covenant or provision relating to a particular series of Debt Securities will be described in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT

  An Event of Default will occur under the Indenture with respect to Debt Securities of any series if (a) the Company shall fail to pay when due any installment of interest on any of the Debt Securities of such series and such default shall continue for 30 days, (b) the Company shall fail to pay when due all or any part of the principal of (and premium, if any, on) any of the Debt Securities of such series (whether at maturity, upon redemption, upon acceleration or otherwise), (c) the Company shall fail to deposit any sinking fund payment when due on any of the Debt Securities of such series, (d) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than such series) for a period of 90 days after written notice thereof, as provided in the Indenture, (e) certain events of bankruptcy, insolvency or reorganization shall have occurred, or (f) the Company has not complied with any other covenant the noncompliance with which would specifically constitute an Event of Default with respect to Debt Securities of such series. (Section 5.1)

  The Indenture provides that, (a) if an Event of Default due to the default in payment of principal of, or interest on, any series of Debt Securities, or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities, shall have occurred and be continuing, either the Trustee or the holder or holders of 25% in principal amount of the Debt Securities of such series then may declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency and reorganization of the Company, shall have occurred and be continuing, either the Trustee or the holder or holders of 25% in principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately. Such declarations may be annulled provided that, if prior to the obtention or entry of a judgment or decree with respect to such acceleration, the Company shall pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest upon the outstanding Debt Securities and all the principal of the Debt Securities which shall have become due otherwise than by acceleration and such sum covers certain other expenses and if all other Events of Default under the Indenture should have been cured, waived or otherwise remedied as permitted by the Indenture or prior to a declaration of the acceleration of the maturity of the Debt Securities past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on the Debt Securities) by the holders of a majority in principal amount of the Debt Securities of such series (or of all series, as the case may be) then outstanding. (Sections 5.1 and 5.10)

  The holder or holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indenture. (Section 5.9) Before proceeding to exercise any right or power under the Indenture at the direction of such holder or holders, the Trustee shall be entitled to receive from such holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Section 5.6)

  The Company will be required to furnish to the Trustee annually a statement of certain officers of the Company to the effect that, to the best of their knowledge, the Company is not in default in the performance of the terms of the Indenture or, if they have knowledge that the Company is in default, specifying such default. (Section 3.5)

  The Indenture requires the Trustee to give to all holders of outstanding Debt Securities of any series notice of any default by the Company with respect to that series, unless such default shall have been cured or waived; however, except in the case of a default in the payment of principal of (and premium, if any) or interest on any outstanding Debt Securities of that series or in the payment of any sinking fund installment, the Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee or a trust committee of directors or certain officers of the Trustee in good faith determine that withholding such notice is in the interest of the holder or holders of the outstanding Debt Securities of that series.

DEFEASANCE AND DISCHARGE

  The following defeasance provision will apply to the Offered Debt Securities unless the Prospectus Supplement provides otherwise.

  The Indenture provides that, unless the terms of any series of Debt Securities provide otherwise, the Company will be discharged from obligations in respect of the Indenture and the outstanding Debt Securities of such series (including its obligation to comply with the provisions referred to under "Certain Restrictions," if applicable, but excluding certain other obligations, such as the obligation to pay principal of (and premium, if any) and interest on the Debt Securities of such series then outstanding, obligations of the Company in the event of acceleration following default under clause (a) referred to above under "Events of Default" and obligations to register the transfer or exchange of such outstanding Debt Securities and to replace stolen, lost or mutilated certificates), upon the irrevocable deposit, in trust, of cash or U.S. Government obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and mandatory sinking fund payments in respect of such outstanding Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such outstanding Debt Securities, provided that the Company has received an opinion of counsel to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the outstanding Debt Securities of such series and that certain other conditions are met. (Section 10.1)

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the form or terms of Debt Securities of any series, and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holder or holders of not less than a majority in principal amount of Debt Securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holder or holders of the Debt Securities of each series so affected, provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair the right to institute suit for the enforcement of any such payment when due, or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series the consent of the holder or holders of which is required for any such modification. (Section 8.2)

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

  The Company may, without the consent of the Trustee or the holders of Debt Securities, consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation, provided that any successor corporation is a corporation organized under the laws of the United States of America or any state thereof and that such successor corporation expressly assumes all obligations of the Company under the Debt Securities and that certain other conditions are met, and, thereafter, except in the case of a lease, the Company shall be relieved of all obligations thereunder. (Article Nine)

APPLICABLE LAW

  The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York. (Section 11.8)

CONCERNING THE TRUSTEE

  Chemical Bank is the Trustee under the Indenture.

                        DESCRIPTION OF PREFERRED SHARES

  The following is a description of certain general terms and provisions of the preferred shares of the Company. The particular terms of any series of preferred shares will be set forth in the related Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of the terms of the Company's preferred shares contained in this Prospectus and the relevant Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Articles of Incorporation and the statement regarding amendment of articles of incorporation relating to the applicable series of preferred shares (the "Statement"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at the time of issuance of such series of preferred shares.

  The Company's Restated Articles of Incorporation authorizes the issuance of 7,000,000 preferred shares having a par value of $1.00 per share. The Board of Directors has the authority to divide the preferred shares into series, to designate for each series established such rights and preferences as voting rights, dividend rate, terms and conditions of redemption, amount payable upon liquidation, sinking fund provisions and terms and conditions of conversion, and to issue the shares so designated in such amounts and to such persons as they lawfully determine without further action by the Company's shareholders. Thus, the Board of Directors, without shareholder approval, could authorize the issuance of preferred shares with voting, conversion, and other rights that could adversely affect the voting power and other rights of holders of common shares or other series of preferred shares or that could have the effect of delaying, deferring or preventing a change in control of the Company. The aggregate amount payable upon liquidation shall not exceed $350,000,000 with respect to all series of preferred shares. All preferred shares rank senior to common and preference share with respect to accrued dividends and assets available on liquidation. There are currently no series of preferred shares outstanding.

GENERAL

  Reference is made to the Prospectus Supplement for the following terms of and information relating to the preferred shares of any series (to the extent such terms are applicable to such preferred shares): (i) the specific designation, number of shares and purchase price; (ii) any liquidation preference per share;
(iii) any date of maturity; (iv) any redemption, payment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) the currency or units based on or relating to currencies in which such preferred shares are denominated and/or payment will or may be payable; (viii) the methods by which amounts payable in respect in respect of such preferred shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) the place or places where dividends and other payments on the preferred shares will be payable; (x) and any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

  The preferred shares offered hereby will be issued in one or more series. The preferred shares offered hereby will not be convertible or exchangeable into common shares of the Company or into securities convertible or exchangeable into common shares of the Company. The holders of preferred shares will have no preemptive rights. Preferred shares, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the preferred shares will actually trade on or after the date of issuance. All preferred shares shall be of equal rank with each other, regardless of series.

DIVIDENDS

  Holders of preferred shares of each series will be entitled to receive, when and as declared by the Board of Directors of the Company out of funds legally available therefor, cumulative dividends at the rate determined by the Board of Directors for such series, and no more. Dividends on the preferred shares shall accrue on a daily basis from such date as may be fixed by the Board of Directors for any series. Unless dividends at the rate prescribed for each series of preferred shares shall have been declared and paid or set apart for payment in full on all outstanding preferred shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any class of shares ranking as to dividends subordinate to the preferred shares, and no sum or sums shall be set aside for the redemption of preferred shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinated to any such series of preferred shares. Accrued and unpaid dividends on the preferred shares will not bear interest.

REDEMPTION

  The terms, if any, on which preferred shares of any series may be redeemed will be set forth in the related Prospectus Supplement.

  If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares of such series and the method of effecting such redemption, whether by lot or pro rata, will be as determined by the Company (with adjustment to avoid redemption of fractional shares).

LIQUIDATION

  In the event of voluntary or involuntary liquidation of the Company, before any distribution of assets shall be made to the holders of any class of shares ranking as to assets subordinate to the preferred shares, the holders of the preferred shares of each series shall be entitled to receive out of the assets of the Company available for distribution to its shareholders the sum of the liquidation preference for such series and the amount per share equal to all accrued and unpaid dividends thereon. Neither the consolidation nor merger of the Company with or into any other corporation or corporations, the sale or lease of all or substantially all of the assets of the Company, nor the merger or consolidation of any other corporation into and with the Company, shall be deemed to be a voluntary or involuntary liquidation.

VOTING

  The preferred shares of a series will not be entitled to vote, except as provided below or in the applicable Prospectus Supplement and as required by applicable law. Unless otherwise indicated in the Prospectus Supplement relating to a series of preferred shares, each series of shares will be entitled to one vote on matters which holders of such series are entitled to vote. Notwithstanding the foregoing, the Company may not alter certain rights and preferences of a series of preferred shares without the affirmative vote of the holders of at least two-thirds of the shares of such affected series and whenever dividends on the preferred shares shall be in arrears in an aggregate amount equal to six quarterly dividend periods, then the holders of preferred shares, voting as a class, shall be entitled to elect two additional directors beyond the number specified in the bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the preference shares.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the preferred shares is Chemical Bank.

                        DESCRIPTION OF PREFERENCE SHARES

  The following is a description of certain general terms and provisions of the preference shares of the Company. The particular terms of any series of preference shares will be set forth in the related Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of the terms of the Company's preference shares contained in this Prospectus and the relevant Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Articles of Incorporation and the statement regarding amendment of articles of incorporation relating to the applicable series of preference shares (the "Statement"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at the time of issuance of such series of preference shares.

  The Company's Restated Articles of Incorporation authorizes the issuance of 40,000,000 preference shares having a par value of $1.00 per share. The Board of Directors has the authority to divide the preference shares into series, to designate for each series established such rights and preferences as voting rights, dividend rate, terms and conditions of redemption, amount payable upon liquidation, sinking fund provisions and terms and conditions of conversions, and to issue the shares so designated in such amounts and to such persons as they lawfully determine without further action by the Company's shareholders. Thus, the Board of Directors, without shareholder approval, could authorize the issuance of preference shares with voting, conversion, and other rights that could adversely affect the voting power and other rights of holders of common shares or other series of preferred or preference shares or that could have the effect of delaying, deferring or preventing a change in control of the Company. The aggregate amount payable upon liquidation of all series of preference shares is unlimited. All preference shares rank senior to common shares but subordinate to the preferred shares with respect to accrued dividends and assets available on liquidation. The Company has reserved but not issued 2,000,000 shares of cumulative preference shares, fourth series, for the exercise of certain rights relating to the Company's common shares.

GENERAL

  Reference is made to the Prospectus Supplement for the following terms of and information relating to the preference shares of any series (to the extent such terms are applicable to such preference shares): (i) the specific designation, number of shares and purchase price; (ii) any liquidation preference per share;
(iii) any date of maturity; (iv) any redemption, payment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) the currency or units based on or relating to currencies in which such preference shares are denominated and/or payments will or may be payable; (viii) the methods by which amounts payable in respect of such preference shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;
(ix) the place or places where dividends and other payments on the preference shares will be payable; (x) and any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

  The preference shares offered hereby will be issued in one or more series. The preference shares offered hereby will not be convertible or exchangeable into common shares of the Company or into securities convertible or exchangeable into common shares of the Company. The holders of preference shares will have no preemptive rights. Preference shares, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the preference shares will actually trade on or after the date of issuance. All preference shares shall be of equal rank with each other, regardless of series.

DIVIDENDS

  Holders of preference shares of each series will be entitled to receive, when and as declared by the Board of Directors of the Company out of funds legally available therefor, cumulative dividends at the rate determined by the Board of Directors for such series, and no more. Dividends on the preference shares shall accrue on a daily basis from such date as may be fixed by the Board of Directors for any series. Unless dividends at the rate prescribed for each series of preferred shares shall have been declared and paid or set apart for payment in full on all outstanding preferred shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any class of shares ranking as to dividends subordinate to the preferred shares, and no sum or sums shall be set aside for the redemption of preferred shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any such series of preferred shares. Unless dividends at the rate prescribed for each series of preference shares shall have been declared and paid or set apart for the payment in full on all outstanding preference shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any class of shares ranking as to dividends subordinate to the preference shares, and no sum or sums shall be set aside for the redemption of preference shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any series of preference shares. Accrued and unpaid dividends on the preference shares will not bear interest.

REDEMPTION

  The terms, if any, on which preference shares of any series may be redeemed will be set forth in the related Prospectus Supplement.

  If fewer than all of the outstanding preference shares of any series are to be redeemed, the number of shares of such series and the method of effecting such redemption, whether by lot or pro rata, will be as determined by the Company (with adjustment to avoid redemption of fractional shares).

LIQUIDATION

  In the event of voluntary or involuntary liquidation of the Company, before any distribution of assets shall be made to the holders of any class of shares ranking as to assets subordinate to the preference shares, the holders of the preference shares of each series shall be entitled to receive out of the assets of the Company available for distribution to its shareholders the sum of the liquidation preference for such series and the amount per share equal to all accrued and unpaid dividends thereon, but the holders of the preference shares will not be entitled to receive the liquidation price of such shares until the liquidation price of the preferred shares at the time outstanding shall have been paid in full. The holders of all series of preference shares are entitled to share ratably, in accordance with the respective amounts payable thereon, in any such distribution which is not sufficient to pay in full the aggregate amounts payable thereon. After payment in full of the liquidation price of the preference shares the holders of such shares are not entitled to any further participation in any distribution of assets by the Company. Neither the consolidation nor merger of the Company with or into any other corporation or corporations, the sale or lease of all or substantially all of the assets of the Company, nor the merger or consolidation of any other corporation into and with the Company, shall be deemed to be a voluntary or involuntary liquidation.

VOTING

  The preference shares of a series will not be entitled to vote, except as provided below or in the applicable Prospectus Supplement and as required by applicable law. Unless otherwise indicated in the Prospectus Supplement relating to a series of preference shares, each series of shares will be entitled to one vote on matters which holders of such series are entitled to vote. Notwithstanding the foregoing, the Company may not alter certain rights and preferences of a series of preference shares without the affirmative vote of the holders of at least two-thirds of the shares of such affected series and whenever dividends on the preference shares shall be in arrears in an aggregate amount equal to six quarterly dividend periods, then the holders of preference shares, voting as a class, shall be entitled to elect two additional directors beyond the number specified in the bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the preferred shares.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the preference shares is Chemical Bank.

                              PLAN OF DISTRIBUTION

  The Company may sell Offered Securities (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise).

  Securities may be offered and sold through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "1933 Act") of the Securities so offered and sold. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale of Offered Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Securities. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act. Morgan Stanley & Co. Incorporated and/or Goldman, Sachs & Co. and/or other underwriters named in the Prospectus Supplement may act as managing underwriter with respect to an offering of Securities effected through underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities and if Morgan Stanley & Co. Incorporated or Goldman, Sachs & Co. is not named in the Prospectus Supplement, it will not be a party to the underwriting agreement relating to such Securities, will not be purchasing any such Securities from the Company in connection with such offering and will have no direct or indirect participation in the underwriting of such Securities, although it may participate in the distribution of such Securities under circumstances where it may be entitled to a dealer's commission.

  If a dealer is utilized in the sale of Offered Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Offers to purchase Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that any related sale of Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

  The place and time of delivery of Offered Securities are set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

  The validity of the Offered Securities will be passed upon for the Company by Sandy D. McDade, Esq., Secretary and Senior Legal Counsel of the Company. Mr. McDade beneficially owns 2,265 common shares of the Company.

  Certain legal matters relating to Offered Securities will be passed upon for underwriters and certain other purchasers by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

  The financial statements and schedules incorporated by reference in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 26, 1993 have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports, which call attention to the Company's changes in accounting principles with respect to accounting for income taxes and postretirement benefits other than pensions.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Securities and Exchange Commission filing fee................... $272,416
     Listing fees....................................................        0*
     Legal fees and expenses.........................................   30,000*
     Rating agencies' fees...........................................   50,000*
     Printing........................................................   90,000*
     Trustee's fees and expenses.....................................    5,000*
     Issuing and Paying Agent's fees and expenses....................    7,000*
     Accountants' fees and expenses..................................   20,000*
     Blue Sky fees and expenses......................................   20,000*
     Miscellaneous...................................................   12,584*
                                                                      --------
       Total......................................................... $507,000*
                                                                      ========

- --------
* Estimated

ITEM 15. INDEMNIFICATION.

  The Washington Business Corporation Act sets forth provisions pursuant to which officers and directors of the Registrant may be indemnified against liabilities which they may incur in their capacity as such. Article XII of the Registrant's Bylaws provides for the indemnification of directors and officers of the Registrant against certain liabilities under certain circumstances.

  Under insurance policies of the Registrant, directors and officers of the Registrant may be indemnified against certain losses arising from certain claims which may be made against such persons by reason of their being such directors or officers.

  Under Section VII of the Underwriting Agreement Standard Provisions (Debt) incorporated by reference in the Underwriting Agreement filed as Exhibit 1 hereto, the underwriters agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Act against certain liabilities.


ITEM 16. EXHIBITS.

  This Registration Statement includes the following Exhibits:

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 (1)(a)  Form of Underwriting Agreement, including Underwriting Agreement Stan-
         dard provisions (Debt), filed on December 3, 1990 as Exhibit 1 to Reg-
         istration Statement No. 33-38067.
 (1)(b)  Form of Underwriting Agreement (Preferred Shares and Preference
         Shares)*
 (1)(c)  Form of Distribution Agreement, filed on December 7, 1992 as Exhibit
         1(b) to Registration Statement No. 33-52982.
 (4)(a)  Indenture, dated as of April 1, 1986 between the Company and Chemical
         Bank, as
         Trustee, filed as Exhibit 4 to the Company's Annual Report on Form 10-
         K (File 1-4825), for the year ended December 28, 1986.
 (4)(b)  First Supplemental Indenture, dated as of February 15, 1991 between the Company and Chemical Bank, as Trustee filed on October 6, 1992 as
         Exhibit 4(b) to Registration Statement No. 33-52982.
 (4)(c)  Second Supplemental Indenture, dated as of February 1, 1993, between the Company and Chemical Bank, as Trustee, filed as Exhibit 4(c) to
         Registration Statement
         No. 33-59974.
 (4)(d)  Form of statement regarding amendment of Articles of Incorporation.*
 (4)(e)  Form of certificate evidencing preferred shares and preference shares.*

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
   (5)   Opinion of Sandy D. McDade, Secretary and Senior Legal Counsel of the
         Company as to validity of securities being registered.
  (12)   Computation of Ratios of Earnings to Fixed Charges:
         (a) Total Enterprise, excluding interest paid on depositor accounts by
             Republic Federal Savings and Loan Association.
         (b) Total Enterprise, including interest paid on depositor accounts by
             Republic Federal Savings and Loan Association.
         (c) Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and
             Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries.
         Computation of Ratios of Earnings to Fixed Charges and Preferred and
         Preference Share Dividends:
         (d) Total Enterprise, excluding interest paid on depositor accounts by
             Republic Federal Savings and Loan Association.
         (e) Total Enterprise, including interest paid on depositor accounts by
             Republic Federal Savings and Loan Association.
         (f) Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and
             Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries.
  (23)   Consent of Experts and Counsel.
         (a)Consent of Sandy D. McDade (contained in Exhibit 5 hereto).
         (b)Consent of Arthur Andersen & Co., independent public accountants.
  (24)   Power of Attorney (contained on the signature pages hereof).
  (25)   Statement of Eligibility and Qualification on Form T-1 of Chemical
         Bank, as Trustee.*

- --------
* To be filed by amendment

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless such information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (except for the insurance referred to in the second paragraph of Item 15) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY
AUTHORIZED, IN THE COUNTY OF KING, AND STATE OF WASHINGTON, ON THE   TH DAY OF
DECEMBER, 1993.

                                          Weyerhaeuser Company

                                                /s/ John W. Creighton, Jr.
                                          By__________________________________
                                                 (JOHN W. CREIGHTON, JR.)
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ROBERT C. LANE, SANDY D. MCDADE, D. R. EDWARDS, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE               DATE
              ---------                        -----               ----

      /s/ John W. Creighton, Jr.
____________________________________   Principal Executive    December   , 1993
       (JOHN W. CREIGHTON, JR.)         Officer and
                                        Director

           /s/ W. C. Stivers           Principal Financial    December   , 1993
____________________________________    Officer
            (W. C. STIVERS)

        /s/ Kenneth J. Stancato        Principal Accounting   December   , 1993
____________________________________    Officer
         (KENNETH J. STANCATO)

         /s/ William H. Clapp
____________________________________   Director               December   , 1993
          (WILLIAM H. CLAPP)

         /s/ W. John Driscoll          Director               December   , 1993
____________________________________
          (W. JOHN DRISCOLL)

          /s/ Don C. Frisbee           Director               December   , 1993
____________________________________
           (DON C. FRISBEE)

              SIGNATURE                         TITLE              DATE
              ---------                         -----              ----

         /s/ Philip M. Hawley           Director              December   , 1993
____________________________________
          (PHILIP M. HAWLEY)

         /s/ E. Bronson Ingram          Director              December   , 1993
____________________________________
          (E. BRONSON INGRAM)

        /s/ John I. Kieckhefer
____________________________________    Director              December   , 1993
         (JOHN I. KIECKHEFER)

      /s/ William D. Ruckelshaus        Director              December   , 1993
____________________________________
       (WILLIAM D. RUCKELSHAUS)

       /s/ Richard H. Sinkfield         Director              December   , 1993
____________________________________
        (RICHARD H. SINKFIELD)

      /s/ George H. Weyerhaeuser
____________________________________    Chairman              December   , 1993
       (GEORGE H. WEYERHAEUSER)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                       DESCRIPTION OF EXHIBIT                       PAGE
 -------                      ----------------------                       ----
 (1)(a)  Form of Underwriting Agreement, including Underwriting Agree-
         ment Standard provisions (Debt), filed on December 3, 1990 as
         Exhibit 1 to Registration Statement No. 33-38067.
 (1)(b)  Form of Underwriting Agreement (Preferred Shares and Preference
         Shares)*
 (1)(c)  Form of Distribution Agreement, filed on December 7, 1992 as
         Exhibit 1(b) to Registration Statement No. 33-52982.
 (4)(a)  Indenture, dated as of April 1, 1986 between the Company and
         Chemical Bank, as Trustee, filed as Exhibit 4 to the Company's
         Annual Report on Form 10-K (File 1-4825), for the year ended
         December 28, 1986.
 (4)(b)  First Supplemental Indenture, dated as of February 15, 1991 be-
         tween the Company and Chemical Bank, as Trustee filed on Octo-
         ber 6, 1992 as Exhibit 4(b) to Registration Statement No. 33-
         52982.
 (4)(c)  Second Supplemental Indenture, dated as of February 1, 1993, between the Company and Chemical Bank, as Trustee, filed as Ex-
         hibit 4(c) to Registration Statement No. 33-59974.
 (4)(d)  Form of statement regarding amendment of Articles of Incorpora-
         tion.*
 (4)(e)  Form of certificate evidencing preferred shares and preference shares.*
 (5)     Opinion of Sandy D. McDade, Secretary and Senior Legal Counsel
         of the Company as to validity of securities being registered.
 (12)    Computation of Ratios of Earnings to Fixed Charges:
         (a) Total Enterprise, excluding interest paid on depositor ac-
             counts by Republic Federal Savings and Loan Association.
         (b) Total Enterprise, including interest paid on depositor ac-
             counts by Republic Federal Savings and Loan Association.
         (c) Weyerhaeuser Company with its Weyerhaeuser Real Estate Com-
             pany and Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method, but excluding the un-
             distributed earnings of those subsidiaries.
         Computation of Ratios of Earnings to Fixed Charges and Pre-
         ferred and Preference Share Dividends:
         (d) Total Enterprise, excluding interest paid on depositor ac-
             counts by Republic Federal Savings and Loan Association.
         (e) Total Enterprise, including interest paid on depositor ac-
             counts by Republic Federal Savings and Loan Association.
         (f) Weyerhaeuser Company with its Weyerhaeuser Real Estate Com-
             pany and Weyerhaeuser Financial Services, Inc. subsidiaries accounted for on the equity method, but excluding the un-
             distributed earnings of those subsidiaries.
 (23)    Consent of Experts and Counsel.
         (a)Consent of Sandy D. McDade (contained in Exhibit 5 hereto).
         (b)Consent of Arthur Andersen & Co., independent public accoun-
         tants.
 (24)    Power of Attorney (contained on the signature pages hereof).
 (25)    Statement of Eligibility and Qualification on Form T-1 of Chem-
         ical Bank, as Trustee.*

- --------
* To be filed by amendment